EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-113851) pertaining to the 2003 Stock Option Plan of Champion Industries, Inc. and Subsidiaries of our report dated January 6, 2005, with respect to the consolidated financial statements and schedule of Champion Industries, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended October 31, 2004.

/s/ BKD, LLP

Evansville, Indiana
January 27, 2005